Exhibit 99.1

1 North Brentwood Boulevard 15th Floor St. Louis, Missouri 63105	Phone: 314.854.8000 Fax: 314.854.8003 www.Belden.com

News Release

Belden Reports Record Revenues in the Third Quarter 2014

St. Louis, Missouri – October 29, 2014 – Belden Inc. (NYSE: BDC), a global leader in high quality, end-to-end signal transmission solutions for mission-critical applications, today reported fiscal third quarter 2014 results for the period ended September 28, 2014.

Third Quarter 2014 Highlights

•	Grew revenues by 16.9% from the year-ago period;

•	Achieved record adjusted gross profit margins of 37.6%, an increase of 160 basis points from 36.0% in the third quarter 2013;

•	Delivered a record $85.6 million in adjusted operating profit in the third quarter, and expanded adjusted operating profit margins 100 basis points sequentially to 14.0%;

•	Generated record adjusted income from continuing operations per diluted share of $1.15, an increase of 21% from $0.95 in the prior year period; and

•	Purchased 431,746 shares of Belden common stock for $31.0 million during the quarter.

Third Quarter 2014

On a GAAP basis, revenues for the quarter totaled $610.8 million and were a company record. Revenues were up $88.3 million, or 16.9%, compared to $522.5 million in the third quarter 2013. Gross profit margin in the third quarter was 36.3%, increasing 130 basis points from 35.0% in the year-ago period. Operating profit margin in the third quarter was 9.5%, increasing 740 basis points from the previous quarter and decreasing 80 basis points from the year-ago period. Income from continuing operations per diluted share was $0.77, compared to $0.65 in the third quarter 2013, an increase of 18.5% year over year.

Adjusted revenues for the quarter totaled $613.1 million and were also a company record. Adjusted revenues were up $87.5 million, or 16.7%, compared to $525.6 million in the third quarter 2013. Adjusted gross profit margin in the third quarter was 37.6%, increasing 160 basis points from 36.0% in the year-ago period. Adjusted operating profit margin in the third quarter was 14.0%, increasing 100 basis points from previous quarter and decreasing 20 basis points from 14.2% in the year-ago period. Adjusted income from continuing operations per diluted share totaled $1.15, an increase of 21% compared to $0.95 in the third quarter 2013. Adjusted amounts are non-GAAP measures, and a non-GAAP reconciliation table is provided as an appendix to this release.

John Stroup, President and CEO of Belden Inc., said, “I’m pleased with our record results including revenues of $613.1 million, earnings per share of $1.15, and gross profit margins of 37.6%. Sequential operating profit margin improvement was a highlight and a result of the progress made within Grass Valley. Overall, the business performed as expected, with revenue growth in our Broadcast and Industrial platforms offsetting the portfolio improvement initiatives within our Enterprise Connectivity business.”

Belden Reports Record Revenues in the Third Quarter 2014

Outlook

“Despite a strengthening US dollar and European uncertainty, I’m pleased to provide a full-year earnings forecast consistent with the prior quarter and exceeding the guidance communicated one year ago. I’m confident in our ability to navigate these challenges given our proven business system and focus on attractive end markets. I look forward to sharing full year 2015 guidance during our Financial Analyst and Investor Day on December 2,” said Mr. Stroup.

The Company expects fourth quarter 2014 adjusted revenues to be $590 – $610 million, which incorporates the impact of both a stronger US dollar and lower commodity prices. Adjusted income from continuing operations per diluted share is expected to be $1.15 – $1.25. For the full year ending December 31, 2014, the Company now expects adjusted revenues to be $2.30 – $2.32 billion and adjusted income from continuing operations per diluted share to be $4.15 – $4.25. Previously, the Company expected full year adjusted revenues to be $2.30 - $2.35 billion and adjusted income from continuing operations per diluted share to be $4.10 - $4.30.

On a GAAP basis, the Company expects fourth quarter 2014 revenues to be $588 – $608 million and income from continuing operations per diluted share to be $0.55 – $0.65. For the full year ending December 31, 2014, the Company now expects revenues to be $2.29 – $2.31 billion and income from continuing operations per diluted share to be $1.90 – $2.00. Previously, the Company expected full year revenues to be $2.28 - $2.33 billion and income from continuing operations per diluted share to be $1.68 - $1.88.

Earnings Conference Call

Management will host a conference call today at 10:30 am EDT to discuss results of the quarter. The listen-only audio of the conference call will be broadcast live via the Internet at http://investor.belden.com. An accompanying slide presentation and transcript of the prepared remarks will be available for download shortly before the call begins. The dial-in number for participants in the U.S. is 888-599-8685; the dial-in number for participants outside the U.S. is 913-312-0403. A replay of this conference call will remain accessible in the investor relations section of the Company’s Web site for a limited time.

BELDEN INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013
	(In thousands, except per share data)
Revenues	$610,774	$522,478	$1,699,355	$1,559,442
Cost of sales	(389,042)	(339,637)	(1,097,521)	(1,030,052)

Gross profit	221,732	182,841	601,834	529,390
Selling, general and administrative expenses	(119,104)	(96,197)	(359,854)	(281,682)
Research and development	(30,444)	(21,141)	(82,633)	(62,497)
Amortization of intangibles	(15,203)	(12,326)	(42,739)	(38,408)
Income from equity method investment	1,030	758	3,240	5,285

Operating income	58,011	53,935	119,848	152,088
Interest expense	(21,656)	(19,259)	(58,679)	(53,509)
Interest income	159	92	420	349

Income from continuing operations before taxes	36,514	34,768	61,589	98,928
Income tax expense	(2,667)	(5,700)	(2,571)	(18,123)

Income from continuing operations	33,847	29,068	59,018	80,805
Loss from discontinued operations, net of tax	—	—	(562)	—

Net income	$33,847	$29,068	$58,456	$80,805

Weighted average number of common shares and equivalents:
Basic	43,201	43,694	43,439	44,013
Diluted	43,910	44,537	44,164	44,916

Basic income (loss) per share:
Continuing operations	$0.78	$0.67	$1.36	$1.84
Discontinued operations	—	—	(0.01)	—

Net income	$0.78	$0.67	$1.35	$1.84

Diluted income (loss) per share:
Continuing operations	$0.77	$0.65	$1.33	$1.80
Discontinued operations	—	—	(0.01)	—

Net income	$0.77	$0.65	$1.32	$1.80

Comprehensive income	$30,783	$34,776	$57,958	$73,618

Dividends declared per share	$0.05	$0.05	$0.15	$0.15

BELDEN INC.

OPERATING SEGMENT INFORMATION

(Unaudited)

	Three months ended		Nine months ended
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013
	(In thousands)
Revenues:
Broadcast Solutions	$254,230	$176,062	$668,213	$498,199
Enterprise Connectivity Solutions	115,349	123,406	345,015	372,962
Industrial Connectivity Solutions	171,105	167,008	508,667	515,621
Industrial IT Solutions	70,090	56,002	177,460	172,660

Consolidated revenues	$610,774	$522,478	$1,699,355	$1,559,442

Operating income (loss):
Broadcast Solutions	$13,423	$7,541	$(2,311)	$10,900
Enterprise Connectivity Solutions	14,208	13,984	38,109	37,494
Industrial Connectivity Solutions	20,965	22,926	60,054	71,719
Industrial IT Solutions	9,367	9,193	23,516	27,935
All other	—	—	—	1,278

Total segments	57,963	53,644	119,368	149,326
Eliminations	(982)	(467)	(2,760)	(2,523)
Income from equity method investment	1,030	758	3,240	5,285

Consolidated operating income	$58,011	$53,935	$119,848	$152,088

BELDEN INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 28, 2014	December 31, 2013
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$449,102	$613,304
Receivables, net	416,412	304,204
Inventories, net	223,714	207,980
Deferred income taxes	28,486	28,767
Other current assets	51,149	41,243

Total current assets	1,168,863	1,195,498

Property, plant and equipment, less accumulated depreciation	319,689	300,835
Goodwill	939,500	773,048
Intangible assets, less accumulated amortization	465,610	376,976
Deferred income taxes	24,335	26,034
Other long-lived assets	89,989	79,362

	$3,007,986	$2,751,753

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$240,870	$199,897
Accrued liabilities	226,684	199,169
Current maturities of long-term debt	2,500	2,500

Total current liabilities	470,054	401,566

Long-term debt	1,536,181	1,364,536
Postretirement benefits	112,419	105,924
Other long-term liabilities	52,452	43,186
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	592,742	585,753
Retained earnings	608,069	556,214
Accumulated other comprehensive loss	(29,679)	(29,181)
Treasury stock	(334,755)	(276,748)

Total stockholders’ equity	836,880	836,541

	$3,007,986	$2,751,753

BELDEN INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

(Unaudited)

	Nine Months Ended
	September 28, 2014	September 29, 2013
	(In thousands)
Cash flows from operating activities:
Net income	$58,456	$80,805
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	74,382	71,863
Share-based compensation	14,236	11,126
Provision for inventory obsolescence	4,885	2,541
Pension funding less than pension expense	1,786	2,876
Income from equity method investment	(3,240)	(5,285)
Deferred income tax benefit	(4,693)	(1,984)
Tax benefit related to share-based compensation	(4,939)	(10,581)
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes and acquired businesses:
Receivables	(44,583)	(40,214)
Inventories	(697)	1,172
Accounts payable	(7,613)	7,812
Accrued liabilities	(24,414)	9,875
Accrued taxes	(9,125)	(84,189)
Other assets	8,856	2,565
Other liabilities	1,469	2,421

Net cash provided by operating activities	64,766	50,803

Cash flows from investing activities:
Cash used to acquire businesses, net of cash acquired	(313,065)	(9,979)
Capital expenditures	(31,057)	(31,405)
Proceeds from (payments for) disposal of business	(956)	3,735
Proceeds from disposal of tangible assets	1,773	3,155

Net cash used for investing activities	(343,305)	(34,494)

Cash flows from financing activities:
Borrowings under credit arrangements	200,000	388,220
Payments under share repurchase program	(62,197)	(93,750)
Proceeds (payments) from exercise of stock options, net of withholding tax payments	(7,996)	(2,274)
Debt issuance costs paid	(6,572)	(7,817)
Cash dividends paid	(6,540)	(4,488)
Payments under borrowing arrangements	(1,250)	(200,220)
Tax benefit related to share-based compensation	4,939	10,581

Net cash provided by financing activities	120,384	90,252

Effect of foreign currency exchange rate changes on cash and cash equivalents	(6,047)	2,181

Increase (decrease) in cash and cash equivalents	(164,202)	108,742
Cash and cash equivalents, beginning of period	613,304	395,095

Cash and cash equivalents, end of period	$449,102	$503,837

BELDEN INC.

CONSOLIDATED RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory to fair value and transaction costs; revenue and cost of sales deferrals for acquired product lines subject to software revenue recognition accounting requirements; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and tangible assets; amortization of intangible assets; results of discontinued operations; and other costs. We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended			Nine Months Ended
	September 28, 2014	June 29, 2014	September 29, 2013	September 28, 2014	September 29, 2013
	(In thousands, except percentages and per share amounts)
GAAP revenues	$610,774	$600,891	$522,478	$1,699,355	$1,559,442
Deferred revenue adjustments	2,357	4,163	3,115	7,137	9,170

Adjusted revenues	$613,131	$605,054	$525,593	$1,706,492	$1,568,612

GAAP gross profit	$221,732	$204,385	$182,841	$601,834	$529,390
Severance, restructuring, and integration costs	5,291	8,035	1,876	13,277	5,046
Deferred gross profit adjustments	2,357	3,915	2,281	6,722	6,853
Purchase accounting effects related to acquisitions	858	7,442	—	8,300	6,550
Accelerated depreciation	—	—	2,176	—	4,861

Adjusted gross profit	$230,238	$223,777	$189,174	$630,133	$552,700

GAAP gross profit margin	36.3%	34.0%	35.0%	35.4%	33.9%
Adjusted gross profit margin	37.6%	37.0%	36.0%	36.9%	35.2%

GAAP operating income	$58,011	$12,326	$53,935	$119,848	$152,088
Amortization of intangible assets	15,203	15,795	12,326	42,739	38,408
Severance, restructuring, and integration costs	9,158	38,208	3,770	48,809	9,523
Deferred gross profit adjustments	2,357	3,915	2,281	6,722	6,853
Purchase accounting effects related to acquisitions	858	8,163	—	9,873	6,550
Accelerated depreciation	—	—	2,176	—	4,861
Gain on sale of assets	—	—	—	—	(1,278)

Total operating income adjustments	27,576	66,081	20,553	108,143	64,917

Adjusted operating income	$85,587	$78,407	$74,488	$227,991	$217,005

GAAP operating income margin	9.5%	2.1%	10.3%	7.1%	9.8%
Adjusted operating income margin	14.0%	13.0%	14.2%	13.4%	13.8%

GAAP income from continuing operations	$33,847	$15	$29,068	$59,018	$80,805
Operating income adjustments from above	27,576	66,081	20,553	108,143	64,917
Tax effect of adjustments	(11,011)	(19,635)	(7,198)	(34,866)	(20,807)

Adjusted income from continuing operations	$50,412	$46,461	$42,423	$132,295	$124,915

GAAP income from continuing operations per diluted share	$0.77	$—	$0.65	$1.33	$1.80
Adjusted income from continuing operations per diluted share	$1.15	$1.05	$0.95	$3.00	$2.78

GAAP and Adjusted diluted weighted average shares	43,910	44,292	44,537	44,164	44,916

BELDEN INC.

OPERATING SEGMENT RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory to fair value and transaction costs; revenue and cost of sales deferrals for acquired product lines subject to software revenue recognition accounting requirements; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and tangible assets; amortization of intangible assets; and other costs. We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended September 28, 2014
	Broadcast Solutions	Enterprise Connectivity Solutions	Industrial Connectivity Solutions	Industrial IT Solutions	All Other	Total Segments	Eliminations	Income from equity method investment	Consolidated
	(In thousands, except percentages)
GAAP revenues	$254,230	$115,349	$171,105	$70,090	$—	$610,774	$—	$—	$610,774
Deferred revenue adjustments	2,357	—	—	—	—	2,357	—	—	2,357

Adjusted revenues	$256,587	$115,349	$171,105	$70,090	$—	$613,131	$—	$—	$613,131

GAAP operating income	$13,423	$14,208	$20,965	$9,367	$—	$57,963	$(982)	$1,030	$58,011
Amortization of intangible assets	13,020	162	266	1,755	—	15,203	—	—	15,203
Severance, restructuring, and integration costs	5,794	226	2,106	1,032	—	9,158	—	—	9,158
Deferred gross profit adjustments	2,357	—	—	—	—	2,357	—	—	2,357
Purchase accounting effects of acquisitions	—	—	—	858	—	858	—	—	858

Total operating income adjustments	21,171	388	2,372	3,645	—	27,576	—	—	27,576

Adjusted operating income	$34,594	$14,596	$23,337	$13,012	$—	$85,539	$(982)	$1,030	$85,587

GAAP operating income margin	5.3%	12.3%	12.3%	13.4%		9.5%			9.5%
Adjusted operating income margin	13.5%	12.7%	13.6%	18.6%		14.0%			14.0%

	Three Months Ended September 29, 2013
	Broadcast Solutions	Enterprise Connectivity Solutions	Industrial Connectivity Solutions	Industrial IT Solutions	All Other	Total Segments	Eliminations	Income from equity method investment	Consolidated
	(In thousands, except percentages)
GAAP revenues	$176,062	$123,406	$167,008	$56,002	$—	$522,478	$—	$—	$522,478
Deferred revenue adjustments	3,115	—	—	—	—	3,115	—	—	3,115

Adjusted revenues	$179,177	$123,406	$167,008	$56,002	$—	$525,593	$—	$—	$525,593

GAAP operating income	$7,541	$13,984	$22,926	$9,193	$—	$53,644	$(467)	$758	$53,935
Amortization of intangible assets	11,170	103	263	790	—	12,326	—	—	12,326
Severance, restructuring, and integration costs	3,237	159	262	112	—	3,770	—	—	3,770
Deferred gross profit adjustments	2,281	—	—	—	—	2,281	—	—	2,281
Accelerated depreciation	2,176	—	—	—		2,176	—	—	2,176

Total operating income adjustments	18,864	262	525	902	—	20,553	—	—	20,553

Adjusted operating income	$26,405	$14,246	$23,451	$10,095	$—	$74,197	$(467)	$758	$74,488

GAAP operating income margin	4.3%	11.3%	13.7%	16.4%		10.3%			10.3%
Adjusted operating income margin	14.7%	11.5%	14.0%	18.0%		14.1%			14.2%

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

FREE CASH FLOW

(Unaudited)

We define free cash flow, which is a non-GAAP financial measure, as net cash provided by operating activities adjusted for capital expenditures net of the proceeds from the disposal of tangible assets, non-recurring tax payments related to divestitures and the settlement of a tax sharing agreement, and cash payments for severance and other costs for the integration of our 2014 acquisition of Grass Valley. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended		Nine Months Ended
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013
	(In thousands)
GAAP net cash provided by operating activities	$54,211	$67,303	$64,766	$50,803
Capital expenditures, net of proceeds from the disposal of tangible assets	(8,334)	(11,120)	(29,284)	(28,250)
Non-recurring tax payments made for gain on 2012 sale of Thermax and Raydex cable business	—	—	—	41,808
Non-recurring tax payments made in settlement of tax sharing agreement with Cooper Industries	—	—	—	30,000
Cash paid for severance and other costs for the integration of our acquisition of Grass Valley	9,017	—	21,785	—

Non-GAAP free cash flow	$54,894	$56,183	$57,267	$94,361

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

2014 REVENUE AND EARNINGS GUIDANCE

	Year Ended	Three Months Ended
	December 31, 2014	December 31, 2014
Adjusted revenues	$2.297 - $2.317 billion	$590 - $610 million
Deferred revenue adjustments	($9 million)	($2 million)

GAAP revenues	$2.288 - $2.308 billion	$588 - $608 million

Adjusted income from continuing operations per diluted share	$4.15 - $4.25	$1.15 - $1.25
Productivity improvement programs	($1.10)	($0.34)
Amortization of intangible assets	($0.87)	($0.22)
Purchase accounting effects of acquisitions	($0.15)	($0.01)
Deferred gross profit adjustments	($0.13)	($0.03)

GAAP income from continuing operations per diluted share	$1.90 - $2.00	$0.55 - $0.65

Our guidance for revenues and income from continuing operations per diluted share is based upon the extent of information currently available regarding events and conditions that will impact our future operating results for 2014. Our actual results may be impacted by other additional events for which information is not available, such as asset impairments, purchase accounting effects related to acquisitions, severance and other restructuring costs, gains (losses) recognized on the disposal of tangible assets, gains (losses) on debt extinguishment, and other gains (losses) related to events or conditions that are not yet known.

Belden Reports Record Revenues in the Third Quarter 2014

Use of Non-GAAP Financial Information

Adjusted results are non-GAAP measures that reflect certain adjustments the Company makes to provide insight into operating results. All GAAP to non-GAAP reconciliations accompany the consolidated financial statements included in this release and have been published to the investor relations section of the Company’s Web site at http://investor.belden.com.

Forward Looking Statements

This release contains forward looking statements including our expectations for the fourth quarter and full-year 2014. Forward looking statements also include any other statements regarding future revenues, costs and expenses, operating income, earnings per share, margins, cash flows, dividends, and capital expenditures. These forward looking statements are based on forecasts and projections about the markets and industries served by the Company and about general economic conditions. They reflect management’s current beliefs and expectations and are not guarantees of future performance. The Company’s actual results may differ materially from these expectations for a number of reasons including: changes in the global economy may impact the Company’s results; turbulence in financial markets may increase the Company’s borrowing costs; the Company relies on key distributors in marketing products; the Company’s ability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); changes in the level of economic activity in the Company’s major geographic markets; difficulties in realigning manufacturing capacity and capabilities among the Company’s global manufacturing facilities; the competitiveness of the global broadcast, enterprise, and industrial markets; variability in the Company’s quarterly and annual effective tax rates; changes in accounting rules and interpretation of these rules which may affect the Company’s reported earnings; changes in currency exchange rates and political and economic uncertainties in the countries where the Company conducts business; demand for the Company’s products; the cost and availability of materials including copper, plastic compounds derived from fossil fuels, electronic components, and other materials; energy costs; the Company’s ability to achieve acquisition performance expectations and to integrate acquired businesses successfully; the ability of the Company to develop and introduce new products; the Company having to recognize charges that would reduce income as a result of impairing goodwill and other intangible assets; security risks and the potential for business interruption from operating in volatile countries; disruptions or failures of the Company’s (or the Company’s suppliers or customers) systems or operations in the event of a major earthquake, weather event, cyber-attack, terrorist attack, or other catastrophic event that could cause delays in completing sales, providing services, or performing other mission-critical functions; and other factors. For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 27, 2014. Belden disclaims any duty to update any forward looking statements as a result of new information, future developments, or otherwise, except as required by law.

Belden Reports Record Revenues in the Third Quarter 2014

About Belden

Belden Inc. delivers a comprehensive product portfolio designed to meet the mission-critical network infrastructure needs of industrial, enterprise and broadcast markets. With innovative solutions targeted at reliable and secure transmission of rapidly growing amounts of data, audio and video needed for today’s applications, Belden is at the center of the global transformation to a connected world. Founded in 1902, the company is headquartered in St. Louis and has manufacturing capabilities in North and South America, Europe and Asia. For more information, visit us at www.belden.com or follow us on Twitter @BeldenInc.

Contact:

Belden Investor Relations

314-854-8054

Investor.Relations@Belden.com

BDC-E